SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): December 10, 1998



                                   ACCOM, INC.
             (Exact name of registrant as specified in its charter)




   Delaware                        0-26620                       94-3055907
(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                     Number)                  Identification No.)
 incorporation)




   1490 O'Brien Drive Menlo Park, California                       94025
   (Address of principal executive offices)                     (Zip Code)





       Registrant's telephone number, including area code: (650) 328-3818

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Item 2.           Acquisition or Disposition of Assets.

                  On December 10, 1998, Accom, Inc., a Delaware corporation (the "Company"), acquired substantially all of the assets of Scitex Digital Video, Inc., a Massachusetts corporation ("SDV"). The Company also acquired substantially all of the assets of Scitex Digital Video (Europe) Limited, a private limited company incorporated in England and Wales ("SDVE"), and Scitex Digital Video (Asia Pacific), Inc., a California corporation ("SDVAP"). In addition, the Company acquired certain intangible personal property of Scitex Corporation Ltd., an Israel corporation ("Scitex Corporation"), related to SDV's business. These acquisitions were consummated pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 10, 1998, by and among the Company, SDV, SDVE, SDVAP, Scitex Development Corp., a Massachusetts corporation ("Scitex Development"), and Scitex Corporation.

                  The Company acquired these assets in exchange for: (i) $7,893,400 in cash, (ii) a warrant for 250,000 shares of the Company's common stock, (iii) a warrant for 750,000 shares of the Company's common stock, and
(iv) non-negotiable subordinated promissory notes of the Company in the aggregate amount of $2,065,000. As further consideration, the Company assumed certain liabilities of SDV. The warrants, promissory notes, additional cash payments and liabilities assumed are further described in the Asset Purchase Agreement, which is attached hereto as an exhibit.

                  There were three sources for the cash consideration paid to SDV. First, the Company entered into a Loan and Security Agreement (the "Loan Agreement"), dated as of December 10, 1998, with LaSalle Business Credit, Inc. The Company borrowed approximately $3,340,000 under the Loan Agreement which constituted a portion of the cash consideration. The obligations of the Company under the Loan Agreement are secured by substantially all the assets of the Company. The second source for the cash consideration paid to SDV was approximately $3,050,000 from the Company's current cash assets. The third source for the cash consideration was $1,500,000 which the Company raised from the private placement of its common stock, on December 10, 1998, in which the Company sold 2,500,000 unregistered shares of common stock at a price of $0.60 per share.

                  The assets acquired by the Company were used by SDV, SDVE and SDVAP in connection with SDV's business of developing, manufacturing, marketing and selling digital video manipulation equipment and non-linear video workstations for the video industry. The Company currently intends to continue this use of such assets.

                  The warrants issued to SDV and the shares issued in the private placement were issued pursuant to an exemption under the Securities Act of 1933, as amended. The Company entered into an investor rights agreement with each of SDV and the investor, which, among other things, grants certain registration rights with respect to the common stock of the Company issuable upon exercise of the warrants and the common stock held by the investor.

                  A  copy  of  the  Company's  press  release   announcing  this
acquisition is attached hereto as an exhibit.

                               Page 2 of 4 pages

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Item 7.           Financial  Statements,  Pro Forma  Financial  Information  and
                  Exhibits.

                  (a)      Financial Statements of Business Acquired.

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by amendment within 60 days of the date of this filing.

                  (b)      Pro Forma Financial Information.

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days of the date of this filing.

                  (c)      Exhibits.

                  2.1 Asset Purchase Agreement, dated as of December 10, 1998, by and among the Company, SDV, SDVE, SDVAP, Scitex Development Corp. and Scitex Corporation.

                  99.1 Press Release, dated as of December 10, 1998, of the Company announcing the acquisition.

Item 8.           Change in Fiscal Year.

                  On December 10, 1998, the Company determined to change its fiscal year, which previously began on October 1 and ended on September 30, to a calendar fiscal year, which begins on January 1 and ends on December 31. Accordingly, the current fiscal year, which began on October 1, 1998, will end on December 31, 1998. The Company will report a transition period on Form 10-K comprised of the three months ended December 31, 1998 which will include approximately three weeks of results from SDV.

                               Page 3 of 4 pages

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ACCOM, INC.,
                                                a Delaware corporation



                                                By: /s/ Junaid Sheikh
                                                   -----------------------------
                                                Name:   Junaid Sheikh
                                                Title:  Chief Executive Officer
December 23, 1998


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